Exhibit 21.1

SUBSIDIARIES OF BLACKSTONE / GSO SECURED LENDING FUND

Name	Jurisdiction
BGSL Jackson Hole Funding LLC	Delaware
BGSL Breckenridge Funding LLC	Delaware